Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

River Financial Corporation

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Fees to Be Paid	Equity	Common Stock	Other	500,000	$38.00	$19,000,000	$0.0001381	$2,623.90
	Total Offering Amounts					$19,000,000		$2,623.90
	Total Fee Offsets							$-
	Net Fee Due							$2,623.90

(1)
Consists of 500,000 shares of common stock, $1.00 par value (the “Common Stock”) of River Financial Corporation (the “Registrant”) to be offered or sold pursuant to the River Bank & Trust 401(k) Employee Stock Ownership Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock that may be issued to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the Registrant’s Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based on the book value of the shares of Common Stock as of November 30, 2025, the latest practicable date. There is no active trading market for the shares being offered and shares are sporadically traded on the OTC Pink Open Market (RVFR). No shares of the Registrant’s Common Stock have been traded within the five business days prior to the filing date of this Registration Statement.

(4)
Calculated pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, by multiplying the proposed maximum aggregate offering price of securities to be registered by $0.0001381.
(5)
Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the River Bank & Trust Employee Stock Ownership Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests. Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 401(k) Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction. Pursuant to Rule 457(h)(2) of the Securities Act, because this Registration Statement also registers participation interests in the 401(k) Plan, no separate fee is required for such participation interests.